Exhibit 5(a)

April 19, 2006

The Valspar Corporation

1101 Third Street South

Minneapolis, Minnesota 55415

Re:	Opinion of Counsel as to Legality of 5,000,000 Shares of Common Stock

to be registered under the Securities Act of 1933

Ladies and Gentlemen:

This opinion is furnished in connection with the registration under the Securities Act of 1933 on Form S-8 of 5,000,000 shares of Common Stock, $.50 par value, of The Valspar Corporation (the “Company”) offered pursuant to The Valspar Corporation 1991 Stock Option Plan (the “1991 Plan”). These shares are in addition to the initial 2,000,000 shares (as adjusted to reflect an additional 500,000 shares and 1,000,000 shares deemed registered pursuant to Rule 416 as a result of two-for-one stock splits effected in March 1992 and March 1997, respectively), offered pursuant to the 1991 Plan and registered on a previous Registration Statement on Form S-8 (File No. 33-39258), filed with the Commission on March 4, 1991; an additional 1,000,000 shares offered pursuant to the 1991 Plan and registered on a Registration Statement on Form S-8 (File No. 333-29979), filed with the Commission on June 25, 1997; an additional 1,000,000 shares offered pursuant to the 1991 Plan and registered on a Registration Statement on Form S-8 (File No. 333-46865), filed with the Commission on February 25, 1998, an additional 2,000,000 shares offered pursuant to the 1991 Plan and registered on a Registration Statement on Form S-8 (File No. 333-87385), filed with the Commission on September 20, 1999, and an additional 2,000,000 shares offered pursuant to the 1991 Plan and registered on a Registration Statement on Form S-8 (File No. 333-67668), filed with the Commission on August 16, 2001; and an additional 2,000,000 shares were registered on Form S-8 (No. 333-105971), filed with the Commission on June 10, 2003. Pursuant to Rule 416 as a result of two-for-one stock split effective in September 2005, 10,000,000 shares were deemed registered under the above-referenced Form S-8 filings.

As counsel for the Company, we advise you that it is our opinion, based on our familiarity with the affairs of the Company and upon our examination of pertinent documents, that the 5,000,000 shares of Common Stock to be offered by the Company under the 1991 Plan, will, when paid for and issued, be validly issued and lawfully outstanding, fully paid and nonassessable shares of Common Stock of the Company.

The undersigned hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement with respect to said shares of Common Stock under the Securities Act of 1933.

Very truly yours,

MASLON EDELMAN BORMAN & BRAND, LLP

/s/ Maslon Edelman Borman & Brand, LLP